                                                                   EXHIBIT 10(y)


                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 1 dated as of May 13, 2003 amends the Employment Agreement by and between MALAN REALTY INVESTORS, INC., a Michigan corporation (the "Company"), and JEFFREY D. LEWIS ("Executive") dated as of September 26, 2000 (the "Agreement").

                                    RECITALS

         In August 2002, the Company's shareholders adopted a plan of liquidation (the "Plan of Liquidation"). The Company wishes to retain Executive's services as the Company's chief executive officer through the completion of the liquidation and to make certain amendments to the Agreement in addition to extending the term beyond the initial September 26, 2003 termination date.

         Accordingly, the parties agree as follows (all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement):

         1. EXTENSION OF TERM. Section 2 of the Agreement is hereby amended to read in full as follows:

                           "2. TERM OF EMPLOYMENT. Executive's term of
                  employment under this Agreement shall, subject to the terms hereof, terminate on the earlier of (i) September 30, 2004 (the "Termination Date") or (ii) the termination of Executive's employment pursuant to this Agreement. The period from the date of Amendment No. 1 to this Agreement until the termination of this Agreement shall be the "Term." The Company may extend the Term of this Agreement through December 31, 2004, by giving written notice of extension to Executive no later than July 1, 2004."

         2. INCREASE IN BASE SALARY. Effective October 1, 2003, Executive's Base Salary shall be increased to $275,000 per year during the remainder of the Term.

         3. PRORATION OF ANNUAL BONUS. The last Bonus payable pursuant to Section 3.2 of the Term shall be prorated if it covers a period less than a year, based on the relative amount of time that has elapsed since the end of the Company's prior fiscal year.

         4. NON-RENEWAL PAYMENT. The Company shall pay Executive $50,000 in the event that this Agreement expires pursuant to its terms, without any further extension or renewal or early termination by either party, including expiration following one or more extensions.

         5.       CASH BONUSES IN LIEU OF OPTIONS.

                  (a) Executive hereby agrees to the cancellation by, and hereby surrenders to, the Company effective as of the date of this Amendment all stock options held by

         Executive under the Malan Realty Investors, Inc. 1994 Stock Option Plan, all of which are more particularly described on Exhibit A.

                  (b) In consideration of such cancellation and surrender, the Company agrees than when aggregate liquidating distributions per share made to Company shareholders pursuant to the Plan of Liquidation after the date of this Amendment reach the levels set forth below, Executive shall be entitled, subject to the terms and conditions set forth herein, to receive a cash bonus (each, a "Liquidation Bonus") such that aggregate Liquidation Bonuses paid to Executive pursuant to this Section 5 total the amount set opposite the applicable level of per share liquidating distributions (which amounts represent liquidating distributions in excess of the average price of all of Executive's options, regardless of when first exercisable):


            AGGREGATE PER SHARE                  CUMULATIVE AMOUNT OF
         LIQUIDATING DISTRIBUTIONS                 LIQUIDATION BONUS
         $         4.00                          $        8,000
                   4.25                                  25,500
                   4.50                                  43,000
                   4.75                                  60,500
                   5.00                                  78,000
                   5.25                                  95,500
                   5.50                                 113,000
                   5.75                                 130,500
                   6.00                                 148,000
                   6.25                                 173,000
                   6.50                                 198,000
                   6.75                                 223,000
                   7.00                                 248,000
                   7.25                                 294,000
                   7.50                                 344,000
                   7.75                                 394,000
                   8.00                                 444,000
                   8.25                                 494,000
                   8.50                                 544,000
                   8.75                                 594,000
                   9.00                                 644,000

         For example, when aggregate per share liquidating distributions of $4.00 have been paid, Executive will be entitled to a Liquidation Bonus of $8,000. When aggregate liquidating distributions reach $4.25 per share, Executive will be entitled to receive another Liquidation Bonus of $17,500, resulting in cumulative Liquidating Bonuses of $25,500.

                  (c) Each Liquidation Bonus will be paid as soon as practicable after the applicable liquidating distribution is paid to shareholders, less any federal, state and local taxes required to be withheld thereon. If the Company makes a liquidating distribution in a form other than cash, the Company's board of directors shall in good faith determine the fair market value per share of the liquidating distribution for purposes of determining the amount of any Liquidation Bonus to be paid to Executive hereunder, which in the Company's discretion may be paid in cash or in kind.

                  (d) When the Company makes its final liquidating distribution, if aggregate liquidating distributions exceed $4.00 per share, the Liquidation Bonus relating to the final liquidating distribution shall be prorated based on the amount of the final liquidating distribution to the extent that the final distribution does not reach the next threshold for the payment of the next Liquidation Bonus. For example, if aggregate liquidating distributions of $7.00 per share have been made, Liquidating Bonuses totaling $248,000 have been paid, and the final liquidating distribution is $0.125 per share, Executive would be entitled to a final Liquidation Bonus of $23,000.

                  (e) Anything herein to the contrary notwithstanding, Executive shall not be entitled to a Liquidation Bonus to the extent that such bonus represents cash in excess of the exercise price of an option that, absent this Amendment, would have expired or terminated pursuant to its terms before the record date for the liquidating distribution to which the Liquidation Bonus relates (for example, if Executive ceases to be an employee of the Company within one year after the date of grant of the option for any reason other than death, disability or retirement).

         6. ASSIGNMENT TO LIQUIDATING TRUST. The Company may form a liquidating trust in connection with winding down the Company's business (the "Liquidating Trust"). The Company may assign this Agreement to a Liquidating Trust provided that the Liquidating Trust assumes each and every obligation of the Company hereunder, including the obligation to pay Liquidation Bonuses.

         7. NO OTHER CHANGES. Except as expressly amended hereby, the provisions of the Agreement shall continue to remain in full force and effect throughout the Term of the Agreement.




                                     MALAN REALTY INVESTORS, INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     -------------------------------------------
                                     JEFFREY D. LEWIS

                                    EXHIBIT A

                                CANCELLED OPTIONS



   DATE OF AGREEMENT             NUMBER OF SHARES                 EXERCISE PRICE
   -----------------             ----------------                 --------------
     05/18/2000                        1,000                         $13.875

     09/25/2000                        5,000                         $13.438

     11/02/2001                      100,000                           $7.04

     06/14/2002                       20,000                           $3.60


                                     MALAN REALTY INVESTORS, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                     -------------------------------------------
                                     JEFFREY D. LEWIS

                  MALAN REALTY INVESTORS, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF NET ASSETS IN LIQUIDATION
                               (LIQUIDATION BASIS)
                                 (IN THOUSANDS)


                                                          JUNE 30,        DECEMBER 31,
                                                            2003              2002
                                                            ----              ----
                                                         (unaudited)
ASSETS
      Real estate held for sale                           $179,297          $191,802
      Cash and cash equivalents                             14,760            10,008
      Restricted cash - mortgage escrow deposits             2,591             1,753
      Accounts receivable                                    1,635             3,761
      Other assets                                             629               622
                                                          --------          --------
           Total Assets                                    198,912           207,946
                                                          --------          --------

LIABILITIES
      Mortgages                                             82,890            91,330
      Convertible debentures                                42,593            42,593
      Convertible notes                                     27,000            27,000
      Accounts payable and other liabilities                12,196            13,011
      Reserve for estimated liquidation costs                5,593             7,582
                                                          --------          --------
           Total Liabilities                               170,272           181,516
                                                          --------          --------


           NET ASSETS IN LIQUIDATION                      $ 28,640          $ 26,430
                                                          ========          ========



                 See Notes to Consolidated Financial Statements

                  MALAN REALTY INVESTORS, INC. AND SUBSIDIARIES

         CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                       THREE MONTHS       SIX MONTHS
                                                                      ENDED JUNE 30,    ENDED JUNE 30,
                                                                           2003              2003
                                                                       ------------     -------------

Net Assets in Liquidation beginning of period                          $     27,902     $      26,430
Operating Income                                                                 10               573
Changes in net assets in liquidation:
    Realized gain on sale of assets                                             313               313
    Decrease in fair value of real estate                                      (665)             (665)
    Decrease in reserve for estimated liquidation costs                       1,080             1,989
                                                                       ------------     -------------
Net Assets in Liquidation as of June 30, 2003                          $     28,640     $      28,640
                                                                       ============     =============




                 See Notes to Consolidated Financial Statements


                                        4